SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                                 August 6, 2004
                Date of Report (Date of earliest event reported)


                              VIKING SYSTEMS, INC.
           (Name of Small Business Issuer as specified in its charter)

          Nevada                                           86-0913802
    (State or other jurisdiction of                     (I.R.S. employer
    incorporation or organization                       identification No.)

                            SEC File Number 000-49636

                 7514 Girard Ave, Suite 1509, La Jolla, CA 92037
                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (858) 456-6608

                                       NA
               __________________________________________________
                         (Former name or former address)


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In this current  report  references to "Viking,"  "we," "us," and "our" refer to
Viking Systems, Inc.

                           FORWARD LOOKING STATEMENTS

This  current  report  contains  certain  forward-looking   statements  and  any
statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Viking's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Viking may participate, competition within Viking's markets and failure by Viking to successfully develop business relationships.

ITEM 2: ACQUISITION AND DISPOSITION OF ASSETS

General

     On August 6, 2004, Viking executed an Asset Purchase Agreement relating to the acquisition of substantially all of the assets of Lighthouse Imaging Corporation ("Lighthouse"). Lighthouse is a provider of optical engineering and design services for the medical device industry. Founded in 1984 by Dennis Leiner, Lighthouse specializes in medical optics design and assembly as an FDA registered medical device manufacturer. Lighthouse's services include endoscopic instrumentation, in-house optical testing and evaluation, optical measuring systems, medical illumination, fiber optic imaging systems technology, feasibility studies and product definition.

Lighthouse Products and Technology

     Lighthouse manufactures a variety of standard OEM optical products used in medicine. However, most of its assemblies are made to specific customer requirements developed with the assistance of Lighthouse's engineers. Lighthouse offers a variety of adaptors which are used to attach endoscopes to video and other cameras. Each of the adaptors uses custom designed and manufactured optics to provide sharp images across the entire field of view. Lighthouses' adaptors include, but are not limited to, the following:

     Beamsplitter Rotating Adaptor. The Lighthouse Beamsplitter Rotating Adaptor provides a lightweight means of attaching endoscope eyepieces perpendicular to the axis of standard c-mount video cameras. The Beamsplitter allows simultaneous viewing with video and through the eyepiece. The eyepiece is held fixed within the adaptor mount with a free-rotation accomplished by a bearing integral to the adaptor. A positive locking mechanism prevents inadvertent rotation of the endoscope. The beamsplitter rotating adaptor is typically used in urologic endoscopy. The adaptor is available with a built-in optical anti-moire filter for use with fiber optic endoscopes.

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     Locking  Adaptor.  The Lighthouse  Locking  Adaptor  provides a lightweight means of attaching endoscope eyepieces to standard c-mount and v-mount video cameras. A non-marring thumbscrew is added to the device to prevent the endoscope eyepiece from rotating. The thumbscrew is permanently captured in the adaptor to prevent loss. The adaptor is available with a built-in optical anti-moire filter for use with fiber optic endoscopes.

     Right Angle Rotating Adaptor. The Lighthouse Universal Right Adaptor provides a lightweight means of attaching endoscope eyepieces perpendicular to the axis of standard c-mount video cameras. This configuration positions the center of gravity of the camera system close to the endoscope in certain applications such as urologic endoscopy. The eyepiece is held fixed within the adaptor mount with a free-rotation accomplished by a bearing integral to the adaptor. A positive locking mechanism prevents inadvertent rotation of the endoscope.

     Rotating Video Adapter. The Lighthouse Rotating Video Adapter provides a lightweight means of attaching endoscope eyepieces to standard c-mount video cameras. A freely rotating endoscope mount is also available to assist in urologic applications. The endscope mount feature a unique ergonomic positive lock to fix the position of the endoscope rotation

     Universal C-mount Adaptor. The Lighthouse Universal C-mount provides a lightweight means of attaching endoscope eyepieces to standard c-mount video cameras.

     Other products offered by Lighthouse include, but are not limited to, the following:

     EndoSpector. The EndoSpector uses custom-designed optics and video generated targets to quantitatively assess the function of medical endoscopes. Precision mechanisms allow simple adjustments for a wide variety of different viewing angles, lengths and diameters. The EndoSpector is the first clinical test device to measure the endoscope characteristics that are important to the surgeon, such as image resolution (sharpness), brightness, and uniformity of illumination. It is also the first endoscope tester that doesn't need a skilled technician to accurately conduct the measurements. EndoSpector is a new product targeted to hospitals and endoscope repair facilities.

     EndoBench. The EndoBench consists of a computerized opto-mechanical assembly that measures the optical parameters of rigid and flexible endoscopes. The EndoBench can assist in the design of new types of endoscopes, can determine whether existing optical designs are competitive, and can perform quality control measurements in manufacturing and repair. The user interface to the EndoBench has been designed to be simple to use yet have enough versatility to allow measurements on a wide variety of scopes. By quantifying separately the various optical characteristics of an endoscope, the user can determine not only if the scope has satisfactory quality but also what aspect of the endoscope may need improvement or repair. The EndoBench has been installed in many endoscope manufacturing and repair facilities since its introduction in 1992.

Acquisition Terms

     Our Asset Purchase Agreement with Lighthouse includes the following general terms:

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     o    The  purchase  price will  include (i)  $270,000 in cash,  (ii)750,000 shares of Viking common stock, and (iii) the assumption of debt;

     o We will hire Dennis Leiner, the founder and sole shareholder of Lighthouse, as Viking's Chief Technology Officer.

     Although we anticipate the acquisition of Lighthouse's assets and operations will be completed, there are various conditions to the closing of the transaction and there can be no assurance that the transaction will be completed.

     The Asset Purchase Agreement contains customary representations and warranties relating to each company's corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing. Each company provided corporate documentation to the other for due diligence purposes. Also, Lighthouse agreed to conduct its business in the normal course, and not to sell, pledge, or assign any assets, amend its articles of incorporation or bylaws prior to the closing of the transaction.

     Currently, Lighthouse employs four persons. We will offer these employees employment in our operation of the Lighthouse business.

     A copy of the Asset Purchase Agreement is attached hereto as an exhibit.

Consideration for the Acquisition

     The consideration we are to pay Lighthouse pursuant to the Asset Purchase Agreement was negotiated at "arms length" and our management relied on representations made by Lighthouse's management and other documents and information provided to us. Our management considered factors used in similar proposals to determine the amount of consideration appropriate for the acquisition of the assets. These factors included the relative value of the assets, the present and past operations of Lighthouse, the future potential of Lighthouse's products and technologies, the continued employment of employees of Lighthouse (most importantly Dennis. Leiner), and the potential benefit of the transaction to the stockholders of Viking.

     Our board of directors determined that the terms of the Asset Purchase Agreement and License Agreement are reasonable based upon the above factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, our stockholders will not have the benefit of a third party opinion that the terms of the Purchase Agreement are fair from a financial point of view.

Interests of Certain Persons

     Other than as described in this report, there have been no contacts, negotiations or transactions within the past two years between Viking or any of our directors, executive officers or their affiliates, on the one hand, and Lighthouse or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

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ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements:  N/A

(b)    Proforma Financial Statements:  N/A

(c)    Exhibits.

                Exhibit No.            Title
                -----------            -----

                2.1                    Asset Purchase Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 10, 2004              VIKING SYSTEMS, INC.

                                    By    /s/ Thomas B. Marsh
                                          Thomas B. Marsh,
                                          President/Chairman of the Board




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